Exhibit 10.1
WARRANT REPURCHASE AGREEMENT
          This WARRANT REPURCHASE AGREEMENT (this “Agreement”) is entered into as of August 13, 2010, by and between Allied World Assurance Company Holdings, Ltd, a company organized and existing under the laws of Bermuda (the “Company”), and The Chubb Corporation, a New Jersey corporation (“Seller”).
R E C I T A L S:
          WHEREAS, Seller owns a warrant (the “Warrant”) that was originally issued by the Company to Seller on November 21, 2001, entitling Seller to purchase a total of 2,000,000 common shares, par value $0.03 per share, of the Company (the “Warrant Shares”) (such number reflects a 1 for 3 reverse stock split effected on July 7, 2006 (the “Stock Combination”)), and which currently has an exercise price of $34.20 (such price reflects the Stock Combination) for each Warrant Share purchased upon exercise; and
          WHEREAS, on the terms and subject to the conditions of this Agreement, the Company desires to repurchase from Seller the Warrant, and Seller desires to have repurchased by the Company the Warrant, for the consideration set forth below.
          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Seller hereby agree as follows:
Article I.
REPURCHASE OF THE WARRANT
     1.1. Repurchase. At the Closing (as hereinafter defined), upon the terms and subject to the conditions of this Agreement, Seller will sell, transfer, convey, assign and deliver to the Company, and the Company will purchase, acquire and accept from Seller, the Warrant, free and clear of any and all Liens (as hereinafter defined). Seller acknowledges and agrees that, at the Closing, (i) the Warrant shall be cancelled immediately (and, for the avoidance of doubt, Seller shall have no further rights under and shall not be able to exercise the Warrant, which shall be deemed cancelled) and (ii) Seller shall cease to be a party to, and shall no longer have any rights under, the Registration Rights Agreement, dated as of July 17, 2006, by and among the Company, the Seller and certain other shareholders of the Company (the “Registration Rights Agreement”).
     1.2. Closing. The closing of the repurchase of the Warrant under this Agreement (the “Closing”) shall take place simultaneously with the signing of this Agreement at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY. At the Closing, (i) the Company shall pay to Seller for the Warrant, an amount equal to the product of (a) 2,000,000 multiplied by (b) the difference between (x) U.S. $50.6095 and (y) U.S. $34.2000, or THIRTY-TWO MILLION EIGHT HUNDRED NINETEEN THOUSAND DOLLARS ($32,819,000.00) (the “Sale Price”), by wire transfer of immediately available funds to the account specified in writing in Schedule 1.2 hereto (the “Seller’s Account”) and (ii) upon receipt of confirmation that the Sale Price is in the Seller’s Account, Seller shall deliver to the Company for cancellation the original certificate representing the Warrant being purchased hereunder duly endorsed for transfer or accompanied by an appropriate transfer instrument duly executed in blank. The Company and Seller hereby agree that the repurchase of the Warrant by the Company in accordance with the terms of this Agreement fully complies with the transfer provisions of the Warrant, to the extent applicable.
     1.3 Transfer Taxes. Seller will pay, and will indemnify and hold harmless the Company from and against, any and all stamp taxes, stock transfer taxes or other similar taxes, and any and all penalties, additions to tax and interest attributable to any such taxes, imposed on the repurchase of the Warrant (collectively, “Transfer Taxes”), and any and all costs and expenses with respect to the Transfer Taxes. Seller will prepare and timely file all necessary tax returns and other documentation with respect to the Transfer Taxes and shall timely pay the Transfer Taxes to the applicable taxing authorities.
Article II.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          As of the date hereof, the Company represents and warrants to Seller as follows:
     2.1. Organization. The Company is an exempted company duly organized, validly existing and in good standing under the laws of Bermuda.
     2.2. Authorization. The Company has the absolute and unrestricted right, power, capacity (legal or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Company and no other corporate actions on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.
     2.3. Validity. This Agreement has been duly and validly executed by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     2.4. No Violation. The execution, delivery and performance by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby will not, (i) violate or conflict with any provision of the Company’s memorandum of association or bye-laws (the “Organizational Documents”); (ii) violate any provision of any statute, law, code, ordinance, treaty, policy, judgment, order, injunction, decree, rule, consent, writ, determination, arbitration award, rule or regulation (collectively, “Laws”) of or by any federal, state, foreign or other governmental or public body, agency or authority, or subdivision thereof, instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States, Bermuda or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (collectively, “Governmental or Regulatory Entity”), applicable to the Company or any of its properties or assets; or (iii) violate, conflict with, result in a breach of or the loss of any benefit under, constitute (with due notice or lapse of time or both) a default under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, any of the terms, conditions or provisions of any contract, note, bond, lease, loan agreement, mortgage, security agreement, indenture, deed or trust, license, agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties, assets or business is subject.
     2.5. Approvals or Consents. No consents, authorizations, waivers, filings, registrations or approvals are required in connection with the execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder.
     2.6. Disclosure. None of the officers of the Company identified on Schedule 2.6 hereto believes that he or she is in possession of any material non-public information about the Company which has not otherwise been disclosed to Seller.
Article III.
REPRESENTATIONS AND WARRANTIES OF SELLER
          As of the date hereof, Seller represents, warrants and agrees with the Company as follows:
     3.1. Organization. Seller is duly organized, validly existing, and in good standing under the laws of the State of New Jersey.
     3.2. Ownership of Warrant. Seller is the sole record, legal and beneficial owner of the Warrant. The Warrant has not been exercised, in whole or in part. There are no (a) securities convertible into or exchangeable for the Warrant (other than pursuant to the exercise of the Warrant itself) or any of the Warrant Shares; (b) options, warrants or other rights to purchase or subscribe for the Warrant or any of the Warrant Shares; or (c) contracts, commitments, agreements, understandings or arrangements of any kind (contingent or otherwise) relating to the issuance, sale or transfer of the Warrant or any of the Warrant Shares, other than the Registration Rights Agreement.
     3.3. Title. Seller has, and the Company will receive, good and marketable title to the Warrant, free and clear of any and all liens, security interests, mortgages, rights of first refusal, agreements, limitation on voting rights, restrictions, levies, claims, pledges, equities, options, contracts assessments, conditional sale agreements, charges and other encumbrances or interests of any nature whatsoever, including, without limitation, voting trusts or agreements or proxies (collectively, “Liens”) excluding any Liens created by the Company, its Organizational Documents, the Registration Rights Agreement, or applicable securities laws.
     3.4. Authorization. Seller has the absolute and unrestricted right, power, capacity (legal or otherwise) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by Seller and no other corporate actions on the part of Seller are necessary to authorize, execute and deliver this Agreement or to consummate the transactions contemplated hereby.
     3.5. Validity. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms.
     3.6. No Violation. The execution, delivery and performance by Seller of this Agreement does not, and the consummation by Seller of the transactions contemplated hereby will not, (i) violate or conflict with any provision of Seller’s certificate of incorporation, by-laws or any other organizational documents; (ii) violate any provision of any Laws of or by Governmental or Regulatory Entity applicable to Seller or any of its properties or assets; or (iii) violate, conflict with, result in a breach of or the loss of any benefit under, constitute (with due notice or lapse of time or both) a default under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, any of the terms, conditions or provisions of any contract, note, bond, lease, loan agreement, mortgage, security agreement, indenture, deed or trust, license, agreement or instrument to which Seller or any of its affiliates is a party or by which it or any of its affiliates is bound or to which any of its or its affiliates’ properties, assets or business is subject.
     3.7. Approvals and Consents. No consents, authorizations, waivers, filings, registrations or approvals are required in connection with the execution and delivery of this Agreement by Seller, the consummation of the transactions contemplated hereby or the performance by Seller of its obligations hereunder.
     3.8. Information Concerning Company. Pursuant to that certain Confidentiality Agreement, dated as of August 12, 2010, by and between the Company and Seller (the “Confidentiality Agreement”), the Company has made available certain information (the “Confidential Information”) to Seller and Seller has had the opportunity to discuss the plans, operations and financial condition of the Company with its officers and have received all information requested by Seller relating to the Confidential Information to enable Seller to evaluate the decision to sell the Warrant (collectively, the “Provided Information”). Notwithstanding the foregoing, Seller acknowledges that the Company may be in possession of material non-public information about the Company not known to Seller (“Excluded Information”). Seller hereby waives any and all claims and causes of action now or hereafter arising against the Company based upon or relating to any alleged non-disclosure of Excluded Information or the disclosure of the Provided Information (other than claims based upon gross negligence, fraud or intentional malfeasance) and further covenants not to assert any claims against or to sue the Company or any of its directors, officers, employees, partners, agents or affiliates for any loss, damage or liability arising from or relating to its sale of the Warrant pursuant to this Agreement based upon or relating to any alleged non-disclosure of Excluded Information or the disclosure of the Provided Information (other than claims based upon gross negligence, fraud or intentional malfeasance). It is understood and agreed that neither the Company nor Seller makes any representation or warranty to the other whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company, or with respect to the value of the Warrant or the Warrant Shares.
     3.9. No Brokers or Finders. Seller has not retained, employed or used any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof.
Article IV.
MISCELLANEOUS
     4.1. Expenses. The Company and Seller shall each bear their own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.
     4.2. Further Assurance. From time to time, at the Company’s request and without further consideration, Seller will execute and deliver to the Company such documents and take such other action as the Company may reasonably request in order to consummate the transactions contemplated hereby.
     4.3. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Company and Seller and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     4.4. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party hereto shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.
     4.5. Notices. All notices and other communications required hereunder shall be in writing and sent by facsimile, delivered personally, delivered by a recognized next-day courier service or mailed by registered or certified mail. All such notices and communications shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(a) if to the Company, to:

Allied World Assurance Company Holdings, Ltd
27 Richmond Road
Pembroke HM 08, Bermuda
Attention: Wesley D. Dupont
Facsimile: 441-295-5117
with a copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Steven A. Seidman
                    Jeffrey Hochman
Facsimile: 212-728-8111
(b) if to Seller, to:
The Chubb Corporation
15 Mountain View Road
Warren, NJ 07059
Attention: Robert Witkoff
Facsimile: (908) 903-5020
with a copy to:
The Chubb Corporation
15 Mountain View Road
Warren, NJ 07059
Attention: Scott Strobridge, Esq.
Facsimile: (908) 903-3607
     4.6. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter hereof, other than the Confidentiality Agreement. This Agreement may be amended only by a written instrument duly signed by the Company and Seller.
     4.7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Seller and their respective successors and permitted assigns.
     4.8. Assignment. Neither the Company nor Seller shall transfer or assign this Agreement or any of their rights, interests, or obligations hereunder, in whole or in part, whether voluntarily, by operation of law or otherwise, without the prior written approval of the other party.
     4.9. Headings. The article and section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any provision of this Agreement.
     4.10. Severability. The invalidity of any term or terms of this Agreement will not affect any other term of this Agreement, which will remain in full force and effect.
     4.11. Governing Law, Jurisdiction; Waiver Of Jury Trial.

     (a) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Each of the parties hereto irrevocably elects as the sole judicial forums for the adjudication of any matters arising under or in connection with this Agreement, and consents to the jurisdictions of, the courts of the County of New York, State of New York or the United States of America for the Southern District of New York.
     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.11.
     4.12. Public Announcements. The parties agree that no party shall make any press release or public announcement concerning this transaction without the prior approval of the other party, unless a press release or public announcement is required by law, judicial or administrative process or by obligations pursuant to any listing agreement with any national securities exchange. Before a party makes any such announcement or other disclosure, it agrees to give the other parties reasonable prior notice and a reasonable opportunity to comment on the proposed disclosure.
     4.13. Counterparts. This Agreement may be executed simultaneously in counterparts, both of which shall be deemed an original, but all counterparts so executed will constitute one and the same agreement.
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     IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the parties hereto as of the day and year first above written.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
By:	/s/ Wesley D. Dupont
	Name:	Wesley D. Dupont
	Title:	Executive Vice President, General Counsel & Secretary

THE CHUBB CORPORATION
By:	/s/ Robert Whitkoff
	Name:	Robert Whitkoff
	Title:	Executive Vice President